AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2005

                                                     Registration No. 333-119403
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             AMENDMENT NO. 2 TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         XSTREAM BEVERAGE NETWORK, INC.
                 (Name of small business issuer in its charter)

             Nevada                         2086                 05-0547629
    (State or jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)

                               4800 N.W. 15 Avenue
                                      Bay A
                         Fort Lauderdale, Florida 33309
                                  954-598-7997
         (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

                            -------------------------

                             Mr. Theodore Farnsworth
                                    Chairman
                         Xstream Beverage Network, Inc.
                               4800 N.W. 15 Avenue
                                      Bay A
                         Fort Lauderdale, Florida 33309
                                  954-598-7997
            (Name, Address and Telephone Number of Agent For Service)

                         ------------------------------
                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                         2200 Corporate Boulevard, N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                             Telephone: 561-362-9595
                           Facsimile No: 561-362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On January 31, 2005 the registrant filed amendment number 1 to its registration statement on Form SB-2, file number 333-119403, and included therein, as Exhibit 23.1, a Consent of Independent Registered Public Accounting Firm which was inadvertently left undated. This amendment 2 to the registration statement on Form SB-2 of Xstream Beverage Network, Inc. is being filed for the purpose of including a properly dated Exhibit 23.1, Consent of Independent Registered Public Accounting Firm, to correct this ministerial error.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                         Description of Document

2.1 Definitive Agreement and Plan of Reverse Acquisition between Geyser Group, Ltd. and Power Beverage Corp. (1)
3.1               Articles of Incorporation (2)
3.2               Certificate of Amendment to the Articles of Incorporation (2
3.3               Certificate of Amendment to the Articles of Incorporation (2)
3.4               Certificate of Amendment to the Articles of Incorporation (1)
3.5               Certificate of Amendment to the Articles of Incorporation ***
3.6               Certificate of Amendment to the Articles of Incorporation *
3.7               Certificate of Amendment to the Articles of Incorporation (9)
4.1               $3,000,000 principal amount secured convertible term note (8)
4.2               Common Stock Purchase Warrant (8)
4.3               Form of Series A Warrant (9)
4.4               Form of Series B Warrant (9)
5.1               Opinion of Schneider Weinberger& Beilly LLP ***
10.1              2002 Stock Option Plan (3)
10.2 Employment Agreement between the Company and Theodore Farnsworth dated as of February 1, 2002 (3)
10.3              Promissory Note with EDA Family Limited Partnership (3)
10.4              Stock Exchange Agreement between Xstream Beverage Group, Inc.
                  and the shareholders of Total Beverage Network, Inc. (4)
10.5 Purchase and Sale Agreement between Total Beverage Network, Inc. and Universal Florida Beverage Distributors, Inc. (4)
10.6 Asset Purchase and Sale Agreement between Beverage Network of Connecticut and Finish-Line Distributors, Inc. (5)
10.8 Consulting Agreement between Steve Haglund and Xstream Beverage Group, Inc. (5)
10.9 Consulting Agreement between Edward Arioli and Xstream Beverage Group, Inc. (5)
10.10 Asset Purchase Agreement dated March 1, 2004, by and among Beverage Network of Hawaii and Pacific Rim Natural Juice Company, Inc.(6)
10.11 Assignment of Trademark entered into between Xstream Brands, Inc. and The Maui Juice Company Inc. (6)
10.12 Business Consulting Agreement between Beverage Network of Hawaii, Inc. and Larry Lassek (6)
10.13 Assignment of Trademark entered into Between Xstream Brands, Inc. and Squeeze Beverage, Inc. (6)
10.14 Employment Agreement entered into between Xstream Beverage Group, Inc. and Theodore Farnsworth dated February 5, 2004 (6)
10.15 Employment Agreement entered into between Xstream Beverage Group, Inc. and Barry Willson dated February 5, 2004 (6)
10.16 Employment Agreement entered into between Xstream Beverage Group, Inc. and Jerry Pearring dated February 5, 2004 (6)
10.17 Asset Purchase Agreement dated March 15, 2004, by and among Beverage Network of Massachusetts, Inc. and Ayer Beverages, Inc. (7)
10.18 Securities Purchase Agreement dated May 14, 2004 between Xstream Beverage Group, Inc. and Laurus Master Fund, Ltd. (8)

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

10.19             Master Security Agreement (8)
10.20             Registration Rights Agreement (8)
10.21             Subsidiary Guaranty (8)
10.22             Grant of Security Interest in Patents and Trademarks (8)
10.23             Stock Pledge Agreement (8)
10.24             Funds Escrow Agreement (8)
10.25             Restricted Account Side Letter (8)
10.26             Restricted Account Agreement (8)
10.27             Lease for principal executive offices *
10.28             Letter agreement dated January 8, 2005 with Master
                  Distributors, Inc. *
10.29             Distributorship Agreement between Master Distributors, Inc.
                  and Welch Foods, Inc.*
10.30             Distribution Agreement between Master Distributors, Inc. and
                  Tazo Tea Company *
10.31             Distribution Agreement between Master Distributors, Inc. and
                  Hansen Beverage Company dated August 16, 2004*
16.1              Letter from Salberg & Company, P.A. dated December 23, 2004 to the Securities and Exchange Commission(10)
21                Subsidiaries of the registrant *
23.1              Consent of Salberg & Company, P.A. **
23.2              Consent of Schneider Weinberger & Beilly LLP (included in
                  Exhibit 5)***

*        Previously filed
**       Filed herewith
***      To be filed by amendment

(1) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on October 17, 2001.
(2) Incorporated by reference to the registrant's Annual Report on Form 10-KSB as filed with the SEC on October 27, 1999.
(3) Incorporated by reference to the registrant's Annual Report on Form 10-KSB as filed with the SEC on May 15, 2002.
(4) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on May 6, 2003.
(5) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on June 16, 2003.
(6) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on March 10, 2004.
(7) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on March 30, 2004.
(8) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on May 25, 2004.
(9) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on August 5, 2004.
(10) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on December 23, 2004.

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



                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Fort Lauderdale, State of Florida on February 1, 2005.

                                   XSTREAM BEVERAGE GROUP, INC.

                                   By: /s/ Theodore Farnsworth
                                       -----------------------------------------
                                       Theodore Farnsworth, Chairman and CEO,
                                       Principal executive officer and principal
                                       financial officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         Signature              Title                                Date
         ---------              -----                                ----
/s/ Theodore Farnsworth         Chairman and CEO,               February 1, 2005
-----------------------         principal executive officer
Theodore Farnsworth             and principal financial officer

/s/ Jerry Pearring              President and director          February 1, 2005
-----------------------
Jerry Pearring

/s/ Barry Willson               Vice Chairman and               February 1, 2005
-----------------------         Chief Scientific Officer
Barry Willson

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